Exhibit 99.d

GLOBESPANVIRATA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders, at the Hilton Costa Mesa Hotel, 3050 Bristol St., Costa Mesa, California, February 25, 2004, at 10:00 a.m., local time.

     The undersigned stockholder of GLOBESPANVIRATA, INC., a Delaware corporation, hereby appoints Armando Geday and Robert McMullan, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of common stock of GlobespanVirata, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders of said corporation to be held at the Hilton Costa Mesa Hotel, 3050 Bristol Street, Costa Mesa, California, on February 25, 2004 at 10:00 a.m. (local time) or any adjournment(s) or postponements thereof, in accordance with the instructions on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned and no direction is made, the proxy will be voted “FOR” the Proposal (as defined herein), unless your shares are held in “street name”, (in which case, your shares will be voted in accordance with the instruction you provide to your broker, if any). The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting, or any adjournment(s) or postponements thereof.

     TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

SPECIAL MEETING OF STOCKHOLDERS OF

GLOBESPANVIRATA, INC.

February 25, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

— Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —

The Board of Directors recommends a vote “FOR” the following proposal (the “Proposal”).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN
☐	☐	☐

1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of November 3, 2003, as amended as of January 15, 2004 (the “merger agreement”), by and among Conexant Systems, Inc., a Delaware corporation, Concentric Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant, and GlobespanVirata, and approve the merger contemplated thereby. Pursuant to the merger agreement, among other things, Concentric Sub will merge with and into GlobespanVirata, subject to the terms and conditions of the merger agreement. In the merger, Conexant will issue 1.198 shares of its common stock in exchange for each outstanding share of GlobespanVirata common stock and GlobespanVirata will become a wholly-owned subsidiary of Conexant.

THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.